SUBLEASE AGREEMENT

         This Sublease made this 1st day of June, 1998, by and between Arcadia Financial Ltd., (formerly known as Olympic Financial, Ltd.), a Minnesota Corporation whose address is 7825 Washington Avenue South, Bloomington, Minnesota, 55439 ("Sublandlord"), and CorVu North America Inc., a Minnesota Corporation ("Subtenant").

                                   WITNESSETH:

         WHEREAS, Sublandlord has entered into that certain Lease Agreement dated July 5, 1996, (collectively referred to as "Prime Lease") between United Properties Investment Company, a Minnesota Corporation ("Prime Landlord"), as Landlord, and Sublandlord, as Tenant, covering the building (the "Building") at 3400 West 66th Street, City of Edina, County of Hennepin, State of Minnesota (such lease is hereinafter referred to as the "Prime Lease" and such premises are hereinafter referred to as the "Premises"); and

         WHEREAS, Sublandlord wishes to sublet a portion of the Premises to Subtenant and Subtenant wishes to sublease the same from Sublandlord upon all of the terms and provisions herein set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord a portion of the Premises, together with the appurtenances, situated in the City of Edina, County of Hennepin, State of Minnesota, more particularly described as follows:

         3400 West 66th Street, Fourth Floor, Edina, Minnesota, containing approximately 6,271 Rentable Square Feet (the "Subleased Premises") attached as Sublease Exhibit A, for a term ("Term") to commence on August 1, 1998 (the "Commencement Date") and to expire on August 31, 2002, subject to this Sublease and upon the rentals, terms, covenants, conditions and provisions hereafter set forth. Subtenant acknowledges that the rentable square footage is inclusive of a 13% load factor.

         2. Subtenant covenants and agrees to pay to Sublandlord without offset or deduction the monthly Base Rental on the first day of each month during the Term, commencing on August 1, 1998 in the amounts as described below:

     Month one (1):                 $0 monthly           $0 per RSF/Year
     Months two (2)
     through forty-eight (48):      $5,497.58 monthly    $10.52 NNN per RSF/Year

In addition, commencing on September 1, 1998, and continuing monthly for the balance of the term of the Sublease, Subtenant shall reimburse Sublandlord as Additional Rent (as defined in the Prime Lease as an Operating Cost Adjustment), all amounts which may become due under the Prime Lease for any operating costs allocable to the Subleased Premises based upon the Rentable Square Foot (RSF) office area allocable to the Subleased Premises. For 1998, Building operating costs are estimated at $10.02 per RSF. Subtenant is aware that Subtenant will be responsible for the operating expenses which are estimated to be $10.02 per rentable square foot per annum and that the rate stated above is based on a triple net rate. Within a reasonable time after Sublandlord's receipt of the estimated costs for each calendar year of the Term, Sublandlord shall provide to Subtenant, Prime Landlord's estimate of the per Rentable Square Foot operating costs for the related calendar year, and the Additional Rent payable hereunder each month of such calendar year shall be equal to 1/12th of the estimated Additional Rent allocable to the Subleased Premises. Upon the expiration of each calendar year, Sublandlord shall provide Subtenant a statement of the actual per Rentable Square Foot operating costs allocable to the Subleased Premises for such preceding calendar year as calculated by Landlord. If the actual per Rentable Square Foot operating costs for such preceding calendar year differ from the estimate for such year, Subtenant shall pay to Sublandlord within 30 days of demand the amount by which the actual costs exceed the amount paid by Subtenant, or the Sublandlord shall credit the amount by which the amount paid by Subtenant exceeds the actual costs to the Additional Rent due in the then current year, or pay the amount in the last year of the Sublease, as the case may be.

         3. The parties agree that this Sublease shall be subject and subordinate to all of the terms, covenants, conditions, and provisions of the Prime Lease and to all the title and other matters to which the Prime Lease is subject and subordinate as are applicable to the Subleased Premises. A copy of the Prime Lease and all Amendments relating thereto shall be attached as Sublease Exhibit B.

         4. (a) The terms, covenants, conditions and provisions in the Prime Lease (including, but not limited to, the remedies provided thereunder) are incorporated herein by reference, and shall, as between Sublandlord and Subtenant, constitute the terms, covenants, conditions and provisions of this Sublease, except to the extent that they are inapplicable to, inconsistent with, or modified by the provisions of this Sublease. The parties agree to observe and perform the terms, covenants, conditions and provisions on their respective parts to be observed and performed hereunder, including, but not limited to, those terms, covenants, conditions and provisions of the Prime Lease which are incorporated herein.

         (b) Subtenant shall have all the rights of Sublandlord under Prime Lease, in no case, have any rights in respect of the Subleased Premises greater than Sublandlord's rights under the Prime Lease and Sublandlord shall have no liability to Subtenant for any matter whatsoever for which Sublandlord does not have at least co-extensive rights, as tenant, against the Prime Landlord under the Prime Lease.

         (c) The performance by Sublandlord of any of the terms and conditions of this Sublease upon the Sublandlord's part to be performed shall be subject and dependent upon the performance by the Prime Landlord under the Prime Lease terms, covenants, conditions and provisions, expressed or implied, of the Prime Lease on the part of the Prime Landlord under the Prime Lease to be performed, and Sublandlord shall be under no obligation or liability whatsoever to the Subtenant in the event that the Prime Landlord shall fail to perform any of the terms or conditions contained therein on the part of the Prime Landlord to be performed, but Sublandlord shall enforce all of its rights under the Prime Lease for the benefit of Subtenant.

         5. Security Deposit - Subtenant to pay a security deposit in the amount of $21,250.00 for the faithful performance of all terms, covenants and conditions of this Sublease. Subtenant agrees that Sublandlord may apply said security deposit to remedy any failure by Subtenant to repair maintain premises or to perform any other terms, covenants, and conditions contained herein. If Subtenant has kept and performed all terms, covenants, and conditions of this Lease during the term hereof, Sublandlord will on the termination hereof promptly return said sum to Subtenant. Should Sublandlord use any portion of said sum to cure any default by Subtenant hereunder, Subtenant shall forewith replenish said sum to such original amount. Sublandlord shall not be required to keep any security deposit separate from its general funds and Subtenant shall not be entitled to interest on any such deposit. Upon the occurrence of any of the defaults described in the Sublease document or the Prime Lease, said security deposit shall be immediately due and payable Sublandlord, but only to the extent that said portion of the security deposit is needed to cure default. If Subtenant has kept and performed all terms, covenants and conditions of this Sublease during the first year of the term hereof, Sublandlord will on the expiration of the first year of the term return $10,630.00 to Subtenant.

         6. Parking will be provided pursuant to the Prime Lease, but shall not be less than 4 cars per 1,000 rentable square feet leased by Subtenant.

         7. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Prime Landlord. Neither Subtenant nor Sublandlord shall do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Prime Lease and each indemnities the other from all costs, damages or expenses arising out of a breach of the Lease caused by the other party.

         8. Subtenant will indemnify and hold Sublandlord harmless from and against all losses, costs, damages, expenses and liability, including, but not limited to, reasonable attorney's fees, which Sublandlord may incur or pay out by reason of any injury to persons or property occurring in, on or about the Subleased Premises, or by reasons of any breach or default hereunder on Subtenant's part or by reason of any work done in or to the Subleased Premises or any act or negligence on the part of Subtenant, its agents, employees and invitees. Subtenant shall cause Sublandlord and Prime Landlord to be listed as additional insureds on all public liability, property damage and fire and extended coverage insurance procured by Subtenant relating to the Subleased Premises in accordance with the terms of the Prime Lease, provided, however, that Sublandlord warrants that the Subleased Premises are in good working order and comply with all applicable laws.

         9. Subtenant agrees to accept the Subleased Premises in an as-is condition with the exception of the space plan that has been mutually agreed upon by Sublandlord and Subtenant. This space plan shall provide for Sublandlord to demise said space and for the creation of a reception area for the Subtenant. Cost of reception area to be determined and mutually agreed upon prior to Sublease execution. Sublandlord and Subtenant agree that the Sublease Agreement and the Subleased Premises include no furniture, fixtures, or equipment unless such items are covered under a separate agreement.

         10. Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under the terms of this Sublease, shall be deemed reasonable if the Prime Landlord has refused to give such consent or approval and such approval is required pursuant to the terms of the Prime Lease.

         11. (a) Notices and other communications hereunder shall be in writing, and shall be delivered in person or made by certified mail addressed to the parties at their respective addresses set forth above, or at any other address which either party may hereafter designate for such purpose by written notice. Notices to Sublandlord shall be sent to Director of Administrative Services, Arcadia Financial Ltd., 7825 Washington Ave. So., Bloomington, MN 55439. Notices to Subtenant shall be sent to: Dave Carlson, 3400 West 66th Street, Fourth Floor, Edina, MN.

             (b) Subtenant shall promptly deliver to Sublandlord copies of all notices received by Subtenant from the Prime Landlord and copies of all notices served upon the Prime Landlord under the terms of the Prime Lease.

             (c) The time limits provided in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant or the exercise of any rights, remedies or options are changed for the purposes of this Sublease by lengthening or shortening the same, in each instance, by three (3) days, as appropriate, so that notice may be given, demands made, or acts, conditions or covenants performed or any rights, remedy or option herein exercised by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within the time limit relating thereto contained in the Prime Lease.

         12. Unless Prime Landlord agrees otherwise, if, for any reason, the term of the Prime Lease is terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated, and Sublandlord shall not be liable to the Subtenant by reason thereof except for any prepaid rent which shall be prorated to the time of actual eviction following termination, unless said termination shall have been effected because of the breach or default of the Sublandlord under the Prime Lease.

         13. This Sublease is subject to and conditioned upon Prime Landlord's consent in writing, which consent shall approve Subtenant's use of the Subleased Premises as general office. Prime Landlord shall consent that Subtenant's use of the Subleased Premises will not be disturbed so long as Subtenant is not in default under the Sublease. If such consent is not obtained on or before the Commencement Date, then this Sublease shall be void and terminated and the base rent prorated. In the event Subtenant obtains possession of the Subleased Premises prior to the Prime Landlord's approval, Subtenant agrees to immediately vacate the Subleased Premises in the event this Sublease is terminated and to indemnify and hold Sublandlord and Prime Landlord harmless from and against any losses, costs, damages, expenses, and liability arising from its holding over, including attorney's fees.

         14. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors in interest and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.


                                              SUBLANDLORD:

                  WITNESS:                    Arcadia Financial Ltd.
                                              A Minnesota Corporation

                                              By:
                                              Its:  Senior Vice President
                                              Date: 7/23/98

                                              SUBTENANT:

                  WITNESS:                    CorVu North America Inc.
                                              A Minnesota Corporation

                                              By:
                                              Its: CFO
                                              Date: 7/9/98

                                   Exhibit "A"

                                  [Floor Plan]

                        CONSENT TO SUBLETTING OF PREMISES

         United Properties Investment Company, Landlord under the Prime Lease described as such in the foregoing Standard Sublease (the "Sublease Agreement"), which Prime Lease is dated July 5, 1996, hereby consents to the subletting of the subleased Premises (as defined in the Sublease Agreement) by Arcadia Financial Ltd. (formerly known as Olympic Financial, Ltd.), as Sublessor, to CorVu North America, Inc., a Minnesota corporation, as Sublessee, subject to and conditioned upon the following:

         a. That Sublessor, Arcadia Financial Ltd., shall remain obligated under the Prime Lease for the full Term thereof for the prompt payment when due of all rentals and other sums to be paid by the Tenant under the Prime Lease and the keeping and performance of all terms, covenants and provisions of the Prime Lease to be kept and performed by the Tenant thereunder;

         b. That this Consent shall not be deemed to waive Landlord's right to approve or consent to any future subletting and/or assignments with respect to the Prime Lease or the Premises thereunder;

         c. That the Sublease Agreement shall create no obligation or liability on the Landlord whatsoever; and

         d. Subtenant, CorVu North America, Inc. agrees to list United Properties Investment Company as additional insureds on all public liability, property damage and fire coverages in accordance with the terms of the Prime Lease.

         Dated this 27th day of July, 1998.


Sublandlord:                          Subtenant:

Arcadia Financial Ltd., a             CorVu North America, Inc.,
Minnesota corporation                 a Minnesota corporation


By:                                   By:
Its: Senior Vice President            Its: CFO
Date:  8/3/98                         Date: 7/30/98


Landlord:

United Properties Investment
Company


By:
Its: Asset Manager
Date: 7/29/98